Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2019

BOSTON, MA (April 24, 2019) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the first quarter ended March 31, 2019.

“Brightcove made good progress in the first quarter on its strategic plan that we believe will enable the company to achieve its long-term goal of breakout growth and profitability. We continue to be encouraged by the confidence and loyalty our customers have in Brightcove, which is a clear reflection of the value we deliver for them. The recent acquisition of Ooyala’s online video platform business affirms our clear leadership in video, extends our reach to some of the largest, most recognizable brands in the world and adds highly skilled video experts to our product development and customer support teams,” said Jeff Ray,chief executive officer, Brightcove.

Ray added, “We are excited to lay out our product vision and roadmap to our current and prospective customers next month at our annual PLAY conference. We are grateful to the customers who provided early, positive feedback on our roadmap and provided great insight into what capabilities customers need most. We are confident this robust product development pipeline, coupled with a tightly aligned go-to-market strategy, will position Brightcove to fully capitalize on the multi-billion dollar online video market we are targeting.”

First Quarter 2019 Financial Highlights:

•

Revenue for the first quarter of 2019 was $41.8 million, an increase of 2% compared to $41.2 million for the first quarter of 2018. Subscription and support revenue was $38.9 million, an increase of 3% compared to $37.9 million for the first quarter of 2018.

•

Gross profit for the first quarter of 2019 was $25.1 million, representing a gross margin of 60% compared to a gross profit of $24.0 million for the first quarter of 2018. Non-GAAP gross profit for the first quarter of 2019 was $25.5 million, representing a non-GAAP gross margin of 61%, compared to a non-GAAP gross profit of $24.6 million for the first quarter of 2018. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $4.8 million for the first quarter of 2019, compared to a loss from operations of $2.4 million for the first quarter of 2018. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $19,000 for the first quarter of 2019, compared to non-GAAP operating loss of $74,000 during the first quarter of 2018.

•

Net loss was $5.0 million, or $0.14 per diluted share, for the first quarter of 2019. This compares to a net loss of $2.3 million, or $0.06 per diluted share, for the first quarter of 2018. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $211,000 for the first quarter of 2019, or $0.01 per diluted share, compared to non-GAAP net income of $85,000 for the first quarter of 2018, or $0.00 per diluted share.

•

Adjusted EBITDA was $1.3 million for the first quarter of 2019, compared to adjusted EBITDA of $896,000 for the first quarter of 2018. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $263,000 for the first quarter for 2019, compared to cash flow from operations of $935,000 for the first quarter of 2018.

•

Free cash flow was negative $927,000 after the company invested $1.2 million in capital expenditures and capitalization of internal-use software during the first quarter of 2019. Free cash flow was negative $604,000 for the first quarter of 2018.

•	Cash and cash equivalents were $28.9 million as of March 31, 2019 compared $29.3 million at December 31, 2018.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $78,000 in the first quarter of 2019, excluding starter customers who had average annualized revenue of $4,600 per customer. This compares to $75,000 in the comparable period in 2018.

•	Recurring dollar retention rate was 95% in the first quarter of 2019, which was in-line with our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,696 customers, of which 2,227 were premium.

•

New customers and customers who expanded their relationship during the first quarter include: CaringBridge, MMTV Limited, Kraft Heinz, Pride Publishing Inc, Simpliv, Digital Trends, and Crain Communications.

•

Closed the acquisition of Ooyala’s online video platform business, which further strengthens our leadership in the online video industry. Feedback from Ooyala customers has been very positive and they are excited to see how our product roadmap will enable them to get even better returns from their video spend. We also welcomed the Ooyala employees in Guadalajara, Mexico and around the world to Brightcove, who will strengthen our team and accelerate our growth initiatives.

•

Brightcove Live received the Future Best of Show Award from TV Technology, presented at the 2019 NAB Show. The awards are judged by a panel of industry experts, on the criteria of innovation, feature set, cost efficiency and performance. In addition, the NAB selected Brightcove to livestream their event for the 8th consecutive year.

•

Billy O’Riordan joined Brightcove as Senior Vice President, International Sales. O’Riordan will lead Brightcove’s sales organizations in Australia, Southeast Asia, and EMEA and report to Rick Hanson, Brightcove’s Chief Revenue Officer. He joins the company after successful sales management roles at CA Technologies, AppDynamics, BMC Software, Sun Microsystems and IBM.

Business Outlook

Based on information as of today, April 24, 2019, the Company is issuing the following financial guidance.

Second Quarter 2019:

•	Revenue is expected to be in the range of $45.5 million to $46.0 million, including approximately $2.3 million of professional services revenue.

•

Non-GAAP loss from operations is expected to be in the range of $1.8 million to $2.3 million, which excludes stock-based compensation of approximately $1.5 million, the amortization of acquired intangible assets of approximately $400,000 and merger-related expense of $2.5 million.

•

Adjusted EBITDA loss is expected to be in the range of $500,000 to $1.0 million, which excludes stock-based compensation of approximately $1.5 million, the amortization of acquired intangible assets of approximately $400,000, merger-related expense of $2.5 million, depreciation expense of approximately $1.3 million and other income/expense and the provision for income taxes of approximately $300,000.

•

Non-GAAP net loss per diluted share is expected to be $0.06 to $0.07, which excludes stock-based compensation of approximately $1.5 million, the amortization of acquired intangible assets of approximately $400,000 and merger-related expense of $2.5 million, and assumes approximately 37.9 million weighted-average shares outstanding.

Please note these amounts exclude the impacts of purchase accounting related to Ooyala.

Full Year 2019:

•	Revenue is expected to be in the range of $183.0 million to $186.0 million, including approximately $10.3 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $2.0 million to $4.5 million, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets of approximately $1.6 million and merger-related expense of $8.1 million.

•

Adjusted EBITDA is expected to be in the range of $7.2 million to $9.7 million, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets of approximately $1.6 million, merger-related expense of $8.1 million, depreciation expense of approximately $5.3 million and other income/expense and the provision for income taxes of approximately $1.1million.

•

Non-GAAP net income/loss per diluted share is expected to be $0.02 to $0.09, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets of approximately $1.6 million and merger-related expense of $8.1 million, and assumes approximately 38.6 million weighted-average shares outstanding.

Please note these amounts exclude the impacts of purchase accounting related to Ooyala.

Conference Call Information

Brightcove will host a conference call today, April 24, 2019, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13689104. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2019 and full year 2019, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$28,948	$29,306
Accounts receivable, net of allowance	25,188	23,264
Prepaid expenses and other current assets	12,933	11,936

Total current assets	67,069	64,506
Property and equipment, net	9,557	9,703
Operating lease right-of-use asset	18,073	—
Intangible assets, net	5,504	5,919
Goodwill	50,776	50,776
Other assets	2,360	2,452

Total assets	$153,339	$133,356

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,839	$7,712
Accrued expenses	14,515	13,982
Operating lease liability	6,285	—
Deferred revenue	43,654	39,846

Total current liabilities	72,293	61,540
Operating lease liability, net of current portion	12,983	—
Other liabilities	289	1,202

Total liabilities	85,565	62,742
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	253,244	251,122
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(931)	(952)
Accumulated deficit	(183,705)	(178,722)

Total stockholders’ equity	67,774	70,614

Total liabilities and stockholders’ equity	$153,339	$133,356

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue:
Subscription and support revenue	$38,877	$37,867
Professional services and other revenue	2,959	3,327

Total revenue	41,836	41,194
Cost of revenue: (1) (2)
Cost of subscription and support revenue	14,170	13,456
Cost of professional services and other revenue	2,576	3,755

Total cost of revenue	16,746	17,211

Gross profit	25,090	23,983

Operating expenses: (1) (2)
Research and development	7,394	7,775
Sales and marketing	14,256	13,234
General and administrative	5,261	5,390
Merger-related	2,932	—

Total operating expenses	29,843	26,399

Loss from operations	(4,753)	(2,416)
Other (expense) income, net	(55)	271

Net loss before income taxes	(4,808)	(2,145)
Provision for income taxes	175	112

Net loss	$(4,983)	$(2,257)

Net (loss) income per share—basic and diluted
Basic	$(0.14)	$(0.06)
Diluted	(0.14)	(0.06)

Weighted-average shares—basic and diluted
Basic	36,677	34,923
Diluted	36,677	34,923
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$119	$114
Cost of professional services and other revenue	84	40
Research and development	263	346
Sales and marketing	458	665
General and administrative	500	503
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$255	$508
Sales and marketing	161	166

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net loss	$(4,983)	$(2,257)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,713	1,644
Stock-based compensation	1,424	1,668
Provision for reserves on accounts receivable	70	13
Changes in assets and liabilities:
Accounts receivable	(2,033)	(2,038)
Prepaid expenses and other current assets	(803)	(616)
Other assets	92	(179)
Accounts payable	715	(128)
Accrued expenses	353	(80)
Operating leases	(68)	—
Deferred revenue	3,783	2,908

Net cash provided by operating activities	263	935

Investing activities
Purchases of property and equipment, net of returns	(244)	(538)
Capitalization of internal-use software costs	(946)	(1,001)

Net cash used in investing activities	(1,190)	(1,539)

Financing activities
Proceeds from exercise of stock options	625	683
Other financing activities	(58)	(139)

Net cash provided by financing activities	567	544

Effect of exchange rate changes on cash and cash equivalents	2	347

Net (decrease) increase in cash and cash equivalents	(358)	287
Cash and cash equivalents at beginning of period	29,306	26,132

Cash and cash equivalents at end of period	$28,948	$26,419

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
GROSS PROFIT:
GAAP gross profit	$25,090	$23,983
Stock-based compensation expense	203	154
Amortization of acquired intangible assets	255	508

Non-GAAP gross profit	$25,548	$24,645

LOSS FROM OPERATIONS:
GAAP loss from operations	$(4,753)	$(2,416)
Stock-based compensation expense	1,424	1,668
Amortization of acquired intangible assets	416	674
Merger-related	2,932	—

Non-GAAP income (loss) from operations	$19	$(74)

NET LOSS:
GAAP net loss	$(4,983)	$(2,257)
Stock-based compensation expense	1,424	1,668
Amortization of acquired intangible assets	416	674
Merger-related	2,932	—

Non-GAAP net (loss) income	$(211)	$85

GAAP diluted net (loss) income per share	$(0.14)	$(0.06)

Non-GAAP diluted net (loss) income per share	$(0.01)	$0.00

Shares used in computing GAAP diluted net loss per share	36,677	34,923
Shares used in computing Non-GAAP diluted net (loss) income per share	36,677	35,663

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(4,983)	$(2,257)
Other expense, net	55	(271)
Provision for income taxes	175	112
Depreciation and amortization	1,713	1,644
Stock-based compensation expense	1,424	1,668
Merger-related	2,932	—

Adjusted EBITDA	$1,316	$896